UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 24, 2015
Date of Report (Date of earliest event reported)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	1-8993	94-2708455
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

80 South Main Street, Hanover, New Hampshire 03755
(Address of principal executive offices)

(603) 640-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On July 24, 2015, Lone Tree Holdings Ltd. (“Lone Tree”), a direct wholly owned subsidiary of White Mountains Insurance Group, Ltd. (“White Mountains”), and Sirius International Insurance Group, Ltd., an indirect wholly owned subsidiary of White Mountains and a direct wholly owned subsidiary of Lone Tree (“Sirius”), entered into a stock purchase agreement (the “SPA”) with CM International Holding Pte. Ltd. (“CMIH”) and CM Bermuda Limited, a direct wholly owned subsidiary of CMIH (“CMB”).  Under the terms of the SPA, CMIH (directly or indirectly through CMB) will acquire all of the shares of Sirius for cash in an amount equal to (A) $10 million plus (B) the product of (i) the tangible book value of Sirius on the day immediately prior to the closing date of the transaction multiplied by (ii) 1.273 (the “Purchase Price”), subject to certain adjustments.  Sirius’s interests in Symetra Financial Corporation, OneBeacon Insurance Group, Ltd. (“OneBeacon”) and certain other investment assets are not being sold to CMIH, and, to the extent such investment assets are not transferred prior to closing, will be transferred to White Mountains or one of its affiliates at closing in exchange for the fair value of such assets (or, in the case of the interests in OneBeacon, in exchange for the carrying book value of such interests).  The aggregate amount received by Sirius in respect of these investment assets will be included in Sirius’s tangible book value for purposes of calculating the Purchase Price.

On July 27, 2015, White Mountains issued a press release announcing the entry into the SPA. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Current Report.

The SPA contains customary representations and warranties as well as covenants by each of the parties.  Lone Tree, on the one hand, and CMIH, on the other hand, will indemnify each other for damages arising from the indemnifying party’s breaches of its representations and warranties and covenants under the SPA, subject to certain limitations set forth in the SPA.  White Mountains has agreed to guarantee Lone Tree, its affiliates and Sirius’s obligations under the SPA and ancillary agreements, and China Minsheng Investment Co. Ltd., CMIH’s parent company, has agreed to guarantee CMIH and its affiliates’ obligations under the SPA and ancillary agreements.  In addition, CMIH has agreed to deliver to Lone Tree a $200 million letter of credit as security for CMIH’s obligations under the SPA.

White Mountains and its subsidiaries (other than OneBeacon and its subsidiaries) have agreed to not compete with the divested businesses for a period of 18 months after the closing, subject to certain exceptions.

The SPA also contains provisions giving each of Lone Tree and CMIH the right to terminate the SPA under certain circumstances, including where the closing has not occurred on or before May 31, 2016. Additionally, Lone Tree may terminate the SPA if a catastrophe event has occurred that would result in estimated aggregate pre-tax losses, net of estimated reinsurance recoverable and reinstatement premiums, to Sirius in excess of $350 million. If Lone Tree exercises this termination right, Lone Tree will be required to pay CMIH $120 million in cash or, at CMIH’s election, in shares of Sirius.

The transaction is expected to close within six months.  Completion of the transaction is subject to receipt of certain insurance regulatory approvals and other customary closing conditions.  Completion of the transaction does not require the approval of the White Mountains shareholders.

The SPA has been filed herewith as Exhibit 10.1, and the description set forth above is qualified in its entirety by the full terms and conditions of the SPA.

The SPA has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Lone Tree or CMIH or any of their respective businesses, subsidiaries or affiliates. The representations, warranties and covenants contained in the SPA (i) were made by the parties thereto only for purposes of that agreement and as of specific dates; (ii) were made solely for the benefit of the parties to the SPA; (iii) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the SPA (such disclosures include information that has been included in public disclosures, as well as additional non-public information); (iv) may have been made for the purposes of allocating contractual risk between the parties to the SPA instead of establishing these matters as facts; and (v) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Lone Tree or CMIH or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the SPA may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the SPA, which subsequent information may or may not be fully reflected in White Mountain’s public disclosures. The SPA should not be read alone, but should instead be read in conjunction with the other information regarding White Mountains that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that are filed with the Securities and Exchange Commission.

This Item 1.01 may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included or referenced in this press release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements.  The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances.  However, whether actual results and developments will conform with its expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations.  Consequently, all of the forward-looking statements made in this Item 1.01 are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations.  White Mountains assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 9.01	Financial Statements and Exhibits.

(d)  Exhibits

10.1	Stock Purchase Agreement, dated July 24, 2015, between Lone Tree Holdings Ltd., Sirius International Insurance Group, Ltd., CM International Holding Pte. Ltd. and CM Bermuda Limited.*

99.1	Press Release, dated July 27, 2015.

* White Mountains hereby undertakes to furnish supplementally a copy of any omitted exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.

DATED: July 27, 2015	By:	/s/ J. BRIAN PALMER
		Name:	J. Brian Palmer
		Title:	Managing Director and Chief Accounting Officer

EXHIBIT INDEX

Exhibit number	Name

10.1	Stock Purchase Agreement, dated July 24, 2015, between Lone Tree Holdings Ltd., Sirius International Insurance Group, Ltd., CM International Holding Pte. Ltd. and CM Bermuda Limited.*
99.1	Press Release dated July 27, 2015.

* White Mountains hereby undertakes to furnish supplementally a copy of any omitted exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.